UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[X]  Definitive Proxy Statement

[  ]   Definitive Additional Materials

[  ]   Soliciting Material under Section 240.14a-12

Payment Data Systems, Inc.
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAYMENT DATA SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

The annual meeting of stockholders of Payment Data Systems, Inc. will be held at our office located at 12500 San Pedro, Suite 120, San Antonio, Texas, 78216, on Thursday, May 17, 2007, at 10:00 a.m., Central Time, for the following purposes:

To elect one director to serve until the 2010 annual meeting of stockholders.

To ratify the appointment of the independent auditors of Payment Data Systems, Inc.

To transact any other business that properly comes before the meeting.

Stockholders of record at the close of business on March 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you cannot attend the Annual Meeting in person, please sign and date the accompanying Proxy and return it promptly to us.  This way, your shares will be voted as you direct even if you can’t attend the meeting.

Michael R. Long

Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROVIDE YOUR PROXY BY COMPLETING, SIGNING, DATING, AND PROMPTLY MAILING THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED.

PAYMENT DATA SYSTEMS, INC.

PROXY STATEMENT

FOR

THE ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2007

Proxy Solicitation Information

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Payment Data Systems, Inc. for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time, Thursday, May 17, 2007, at our office located at 12500 San Pedro, Suite 120, San Antonio, Texas, 78216 and at any adjournments.

Cost of Solicitation

The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their expenses in forwarding proxy material to such beneficial owners. In addition to solicitation by mail, our officers, directors and employees, who will receive no extra compensation for their services, may solicit proxies personally or by telephone or facsimile.

Mailing of Proxy Statement and Proxy

This Proxy Statement and the accompanying Proxy will be mailed on or about April 25, 2007, to all Stockholders entitled to notice of and to vote at our Annual Meeting.

Form 10-KSB

A copy of our Annual Report for the fiscal year ended December 31, 2006 will be mailed concurrently with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. The Annual Report is not part of the Proxy Statement. We will provide, without charge, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and related financial statements and financial statement schedules to each stockholder entitled to vote at the Annual Meeting, who requests a copy of such orally or in writing. Requests should be made by calling (210) 249-4100 or sending a written request to Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas 78216.

Stockholders Entitled to Vote

The close of business on March 16, 2007 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 16, 2007, there were 69,547,882 shares of Common Stock outstanding and entitled to vote. With respect to all matters that will come before the Meeting, each stockholder may cast one vote for each share registered in his or her name on the record date.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote must be present to hold the Annual Meeting. This is referred to as a quorum. Proxies received that withhold authority to vote for a nominee for election as a director and those that are marked as abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Votes Required for Election of Directors

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. This means that the nominee receiving the highest number of “For” votes will be elected as director. A properly executed proxy marked “Withhold” or “For All Except” with respect to the election of a nominee will not be counted as a vote “cast” or have any effect on the election of such nominee.

Votes Required for Ratification of Auditors

The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the vote for ratification of auditors. A properly executed proxy marked “Abstain” with respect to this proposal will be treated as shares present or represented and entitled to vote on such proposal and will have the same effect as a vote against the proposal.

Returned Proxy Cards Which Do Not Provide Voting Instructions

Proxies that are signed and returned will be voted in the manner instructed by a stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted “For The Nominee” with respect to the election of the nominee for director named in this Proxy Statement and “For” the proposal set forth in Item 2.

Broker Non-Votes

If you hold your shares of Common Stock in “street name” (that is, through a broker, bank or other representative), you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain “routine” matters, including the election of directors and ratification of the selection of auditors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such “broker non-votes” with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, “broker non-votes” will have no effect on the outcome of the vote.

Changing Your Vote

You may revoke the proxy that you give to us at any time before the proxy is voted at the Annual Meeting. In order to do this, you must:

•

send a written notice, stating your desire to revoke your proxy, to us,

•

send us a signed proxy that bears a later date than the one you intend to revoke, or

•

attend the Annual Meeting and vote in person. In this case, you must notify the Inspector of Elections that you intend to vote in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our Common Stock as of March 16, 2007 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2006 fiscal year and (iv) all of our directors and current executive officers as a group:

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
5% Stockholder
Robert Evans, P.O. Box 56, Williamsville, IL 62693	10,500,000	(2)	15.0%

Named Executive Officers and Directors
Louis A. Hoch	12,248,407	(3)	17.2%
Michael R. Long	10,129,691	(4)	14.2%
Larry Morrison	1,487,490	(5)	2.1%
Peter G. Kirby	1,318,500	(6)	1.9%
All executive officers and directors as a group (4 people)	25,184,088	(7)	35.4%

(1)

Based on a total of 69,547,882 shares of Common Stock issued and outstanding on March 16, 2007.

(2)

Includes 480,000 shares that Mr. Evans has the right to acquire upon the exercise of stock warrants.

(3)

Includes 1,776,147 shares that Mr. Hoch has the right to acquire upon the exercise of stock options.

(4)

Includes 1,680,167 shares that Mr. Long has the right to acquire upon the exercise of stock options.

(5)

Includes 226,795 shares that Mr. Morrison has the right to acquire upon the exercise of stock options.

(6)

Includes 618,000 shares that Dr. Kirby has the right to acquire upon the exercise of stock options.

(7)

The address of all individual directors and executive officers is c/o Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas 78216.

PROPOSAL 1

ELECTION OF DIRECTOR

As established by our Bylaws, our Directors are divided into three classes serving staggered three-year terms. As of the date of this Proxy Statement, Michael R. Long, Louis A. Hoch and Peter G. Kirby are the only members of our Board of Directors. Michael R. Long is the only nominee for election to our Board of Directors. Mr. Long’s term on the Board of Directors, if elected thereto, will expire on our 2010 Annual Meeting of the Stockholders.

The individuals named as proxies will vote the enclosed Proxy FOR the election of the nominee unless you direct them to withhold your vote. If the nominee becomes unable to serve as a Director before the Annual Meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or may reduce the number of members of the Board.

Below are the names and ages of the Directors and the nominee for Director, the years they became Directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

Class I Director with a Three-Year Term Ending with the 2010 Annual Meeting of Stockholders

Michael R. Long.  Age 62. Mr. Long has been our Chief Executive Officer, Chairman of the Board and Director since July 1998. In addition, Mr. Long has been our Chief Financial Officer since September 2003. Mr. Long has more than thirty years of senior executive management and systems development experience in six publicly traded companies, as well as operating a systems consulting business. Before assuming the top position at Payment Data Systems, Mr. Long was Vice President of Information Technology at Billing Concepts, Inc., the largest third party billing clearinghouse for the telecommunications industry. Mr. Long's career experience also includes financial services industry business development for Anderson Consulting and several executive positions in publicly traded telecommunications and financial services companies.

Class II Director Nominee for Election to a Three-Year Term Ending with the 2009 Annual Meeting of Stockholders

Louis A. Hoch.  Age 41. Mr. Hoch has been our President, Chief Operating Officer, and Director since July 1998. Mr. Hoch has more than fifteen years of management experience in large systems development; earning him national recognition as an expert in call centers, voice-systems and computer telephony integration. Mr. Hoch has held various key management positions with U.S. Long Distance, Billing Concepts, Inc. and Anderson Consulting. Mr. Hoch holds a BBA in Computer Information Systems and an MBA in International Business Management, both from Our Lady of the Lake University Business School.

Class III Director with a Three-Year Term Ending with the 2008 Annual Meeting of Stockholders

Peter G. Kirby, Ph.D. SPHR CM.  Age 67. Dr. Kirby has been our Director since June 2001. Dr. Kirby distinguished himself in professional and community activities in a career that spans thirty-five years. He is an accomplished public speaker and has provided consulting services to Fortune 100 firms. Dr. Kirby has published numerous works in the fields of management, decision-making and human resources. He has been a director on many university advisory councils and boards and has served on many charitable committees and foundations. Dr. Kirby retired in 2006 as a tenured professor of Management at Our Lady of the Lake University in San Antonio, Texas, where he taught for seventeen years.

Recommendation of Board of Directors

The Board of Directors recommends a vote FOR the nominee for election to the Board of Directors.

COMPENSATION OF DIRECTORS

Mr. Long and Mr. Hoch receive no compensation for serving on our Board of Directors due to their status as officers.

In 2006, we did not pay any cash compensation to our independent Director for his services on our Board of Directors. However, on December 27, 2006, we awarded 400,000 shares of restricted stock vesting in ten years from the grant date to our independent director, Peter G. Kirby, as compensation for his service as a Director.

PROCEEDINGS WITH DIRECTORS, OFFICERS, AND AFFILIATES

Beginning in December 2000, we pledged as loan guarantees certain funds held as money market funds and certificates of deposit to collateralize margin loans for the following executive officers: (1) Michael R. Long, then Chairman of the Board of Directors and Chief Executive Officer; (2) Louis A. Hoch, then President and Chief Operating Officer; (3) Marshall N. Millard, then Secretary, Senior Vice President, and General Counsel; and (4) David S. Jones, then Executive Vice President. Mr. Millard and Mr. Jones are no longer our employees. The margin loans were obtained in March 1999 from institutional lenders and were secured by shares of our common stock owned by these officers. The pledged funds were held in our name in accounts with the lenders that held the margin loans of the officers. Our purpose in collateralizing the margin loans was to prevent the sale of our common stock owned by these officers while we were pursuing efforts to raise additional capital through private equity placements. The sale of that common stock could have hindered our ability to raise capital in such a manner and compromised our continuing efforts to secure additional financing. The highest total amount of funds pledged for the margin loans guaranteed by us was approximately $2.0 million. The total balance of the margin loans guaranteed by us was approximately $1.3 million at December 31, 2002. At the time the funds were pledged, we believed we would have access to them because (a) our stock price was substantial and the stock pledged by the officers, if liquidated, would produce funds in excess of the loans payable, and (b) with respect to one of the institutional lenders (who was also assisting us as a financial advisor at the time), even if the stock price fell, we had received assurances from that institutional lender that the pledged funds would be made available as needed. During the fourth quarter of 2002, we requested partial release of the funds for operating purposes, which request was denied by an institutional lender. At that time, our stock price had fallen as well, and it became clear that both institutional lenders would not release the pledged funds. In light of these circumstances, we recognized a loss on the guarantees of $1,278,138 in the fourth quarter of 2002 and recorded a corresponding payable under related party guarantees on our balance sheet at December 31, 2002 because it became probable at that point that we would be unable to recover our pledged funds. During the quarter ended March 31, 2003, the lenders applied the pledged funds to satisfy the outstanding balances of the loans. The total balance of the margin loans guaranteed by us was zero at December 31, 2006. In February 2007, we signed employment agreements with Mr. Long and Mr. Hoch that require each to repay his respective obligation to us in four equal annual payments of cash or stock or any combination thereof. We may institute litigation or arbitration in collection of the outstanding repayment obligations of Mr. Millard and Mr. Jones, which currently total approximately $293,000. Presently, we have refrained from initiating action to recover funds from Mr. Millard because he may have an offsetting claim in excess of his repayment obligation by virtue of the deferred compensation clause in his employment agreement based on our preliminary analysis. We have not pursued the outstanding repayment obligation of Mr. Jones because we do not consider a recovery attempt to be cost beneficial. In order to attempt a recovery from Mr. Jones, we estimate that we would incur a minimum of $20,000 in estimated legal costs with no reasonable assurance of success in recovering his outstanding obligation of approximately $38,000. Because of the limited amount of the obligation, we also anticipate difficulty in retaining counsel on a contingency basis to pursue collection of this obligation. The ultimate outcome of this matter cannot presently be determined.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

The Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is currently comprised of our only independent director, Dr. Kirby, and it operates under a written charter adopted by our Board of Directors. Dr. Kirby meets the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Marketplace Rules. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

As set forth in more detail in its charter, the Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Akin, Doherty, Klein & Feuge, P.C., our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has met with our independent auditors with regard to the audited financial statements of the Company for the year ended December 31, 2006. For the year ended December 31, 2006, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

For the year ended December 31, 2006, the only member of the Audit Committee was Dr. Kirby. The Audit Committee met four times in relation to the year ended December 31, 2006. We do not have an audit committee financial expert serving on our Audit Committee because we have been unable to replace the independent director serving as the audit committee financial expert after his resignation during 2003. We are still seeking an independent director to serve as the audit committee financial expert.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings.

General.  Our Board of Directors has established a Compensation Committee with authority to set all forms of compensation of our executive officers, including the grant of stock options and restricted shares. Dr. Kirby is the sole member of the Compensation Committee.

Compensation Philosophy.  The Board of Director 's compensation philosophy is to reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term shareholder value. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers that contribute to our long-term success. The compensation of our Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, restricted stock awards and stock options.

Total Compensation for Executives.  For 2006, our total compensation for executive officers consisted of base salary and common stock awards. In setting 2006 compensation, the Compensation Committee considered the specific factors discussed below:

Base Salary. In setting the executive officers base salaries, the Compensation Committee considers the performance of the executive officers' respective business units, as well as individual performance. Base salaries are targeted to approximate the average base salaries paid to executives of similar companies for each position. To ensure that each executive is paid appropriately, the Compensation Committee considers the executive’s level of responsibility, prior experience, overall knowledge, contribution to business results, executive pay for similar positions in other companies, and executive pay within our company.

Stock Plans. In addition to the foregoing, our executive officers may be compensated through grants of our Common Stock or options to purchase our Common Stock.

Chief Executive Officer Compensation

Mr. Long's annual base salary for 2006 was $190,000. He received a restricted common stock award of 2,500,611 shares granted on December 27, 2006 and vesting on December 27, 2016.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2006, Dr. Kirby was the only member of the Compensation Committee. To carry out its responsibilities, the Compensation Committee met once during 2006.

The Nominating Committee

We consider recommendations for Director candidates from our Directors, officers, employees, shareholders, customers, and vendors. The Board of Directors selects the Director candidates slated for election. We do not have a Nominating Committee in light of resource allocations made by the Board of Directors in its business judgment.

The Entire Board

During 2006, the entire Board of Directors of the Company met four times for regular and Annual meetings. During this period, each Director attended all meetings of the Board of Directors and any committee on which he served. In all other instances in 2006, the Board of Directors acted by unanimous written consent.

PROPOSAL 2

RATIFICATION OF AKIN, DOHERTY, KLEIN & FEUGE, P.C. AS INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of its Audit Committee, appointed Akin, Doherty, Klein & Feuge, P.C. as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2007 and to render other professional services as required.

We are submitting the appointment of Akin, Doherty, Klein & Feuge, P.C. to stockholders to obtain your ratification. Representatives of Akin, Doherty, Klein & Feuge, P.C. will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Recommendation of the Board of Directors

Our Board of Directors believes that ratification of Akin, Doherty, Klein & Feuge, P.C. as our independent auditors for the fiscal year ended December 31, 2007 is in our best interests and those of our stockholders. Accordingly, the Board recommends a vote FOR the ratification of Akin, Doherty, Klein & Feuge, P.C. as our independent auditors for the fiscal year ended December 31, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our Common Stock must report their initial ownership of the Common Stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, the Company believes all persons subject to reporting timely filed the required reports in 2006, except that due to a clerical error, Mr. Long filed a Form 4 on July 10, 2006 with respect to several stock sales occurring between June 26, 2006 and July 3, 2006.

DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name	Position(s) Held	Age
Michael R. Long	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	62
Louis A. Hoch	President, Chief Operating Officer and Vice Chairman of the Board	41
Larry Morrison	Vice President, Business Development	47
Peter G. Kirby	Director	67

Biographies of Officers and Directors

Michael R. Long.  See biography of Mr. Long on page 4.

Louis A. Hoch.  See biography of Mr. Hoch on page 4.

Larry Morrison.  Mr. Morrison has been our Vice President, Business Development since July 2003. Mr. Morrison has over 25 years of experience in all aspects of sales and sales management. Before joining Payment Data Systems, Inc. to oversee all sales and marketing functions, Mr. Morrison served as a major accounts executive for a tier one telecommunications provider and vice president of sales and operations for a major two-way communications firm. His background also includes management and implementation of large government communication systems installations both domestic and abroad.

Peter G. Kirby.  See biography of Dr. Kirby on page 4.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2006 and 2005 to our Chief Executive Officer and each other executive officer that earned over $100,000 during the year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position (a)	Year Ended Dec. 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)

Michael R. Long
Chairman, Chief	2006	190,000	-	225,055	-	-	-	12,117	427,172
Executive Officer and Chief Financial Officer	2005	190,000	-	331,590	-	-	-	11,529	533,119

Louis A. Hoch
Vice Chairman,	2006	175,000	-	367,500	-	-	-	2,520	545,020
President and Chief Operating Officer	2005	175,000	-	370,676	-	-	-	2,115	547,791

Larry Morrison
Vice President,	2006	100,000	-	90,000	-	-	-	1,008	191,008
Business Development	2005	100,000	-	37,803	-	-	-	846	138,649

_____________________________

(1)

On March 28, 2005, we granted our named executive officers a total of 2,251,950 shares of restricted stock as follows: Mr. Long, 1,102,000 shares; Mr. Hoch, 999,950 shares; and Mr. Morrison, 150,000 shares. This stock vests one-third annually on the grant date. On December 29, 2005, we granted our named executive officers a total of 3,532,664 shares of restricted stock as follows: Mr. Long, 1,355,972 shares; Mr. Hoch, 2,081,536 shares; and Mr. Morrison, 95,156 shares. This stock vests on December 29, 2015. On December 27, 2006, we granted our named executive officers a total of 7,583,944 shares of restricted stock as follows: Mr. Long, 2,500,611 shares; Mr. Hoch, 4,083,333 shares; and Mr. Morrison, 1,000,000 shares. This stock vests on December 27, 2016.

(2)

On December 29, 2005, we granted our named executive officers stock options to purchase a total of 994,775 shares at an exercise price of $0.082 as follows: Mr. Long, 381,833 shares; Mr. Hoch, 586,147 shares; and Mr. Morrison, 26,795 shares. The stock options vested immediately on the grant date. We did not recognize any expense for financial reporting purposes in accordance with FAS 123R with respect to these stock options because we did not adopt FAS 123R until 2006. There were no stock options granted to any of our named executive officers during fiscal year 2006.

(3)

Reflects premiums paid for term life insurance coverage.

Employment Agreements

We entered into an employment agreement with Michael R. Long effective February 27, 2007. Under the agreement, Mr. Long will serve as our Chairman of the Board, Chief Executive Officer and Chief Financial Officer. The agreement provides for base annual salaries of $190,000 for 2007, $300,000 for 2008 and $375,000 for 2009 and thereafter through December 31, 2011. In addition, Mr. Long will receive an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. Upon execution of the agreement, Mr. Long received cash of $15,000, 500,000 shares of common stock from our Employee Stock Plan, and 2,500,000 shares of restricted common stock that vests annually in increments of 500,000 shares beginning on February 28, 2009. We entered into an employment agreement with Louis A. Hoch effective February 27, 2007. Under the agreement, Mr. Hoch will serve as our Vice Chairman of the Board, President and Chief Operating Officer. The agreement provides for base annual salaries of $175,000 for 2007, $275,000 for 2008 and $350,000 for 2009 and thereafter through December 31, 2011. In addition, Mr. Hoch will receive an annual bonus of $216,000 during the term of the

Agreement to be paid in cash or stock at our sole discretion. Upon execution of the agreement, Mr. Hoch received cash of $15,000, 500,000 shares of common stock from our Employee Stock Plan, and 2,500,000 shares of restricted common stock that vests annually in increments of 500,000 shares beginning on February 28, 2009. We do not have an employment agreement with Mr. Morrison.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of unexercised stock options and unvested stock by grant date outstanding on December 31, 2006, the last day of our fiscal year, to each of the named executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

Name (a)	Option awards (1)				Stock awards (1)
	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#)(2) (g)	Market value of shares or units of stock that have not vested ($)(3) (h)
Michael R. Long
1/4/1999	83,334	-	2.812	1/4/2009	-	-
12/28/2000	150,000	-	2.063	12/28/2010	-	-
10/31/2001	325,000	-	0.86	10/31/2011	-	-
12/13/2002	15,000	-	0.26	12/13/2012	-	-
12/31/2002	325,000	-	0.18	12/31/2012	-	-
12/30/2003	400,000	-	0.14	12/30/2013	-	-
3/28/2005	-	-	-	-	734,666	67,589
12/29/2005	381,833	-	0.082	12/29/2015	1,355,972	124,749
12/27/2006	-	-	-	-	2,500,611	230,056
Louis A. Hoch
1/4/1999	100,000	-	2.812	1/4/2009	-	-
12/28/2000	75,000	-	2.063	12/28/2010	-	-
10/31/2001	250,000	-	0.86	10/31/2011	-	-
12/13/2002	15,000	-	0.26	12/13/2012	-	-
12/31/2002	325,000	-	0.18	12/31/2012	-	-
12/30/2003	425,000	-	0.14	12/30/2013	-	-
3/28/2005	-	-	-	-	666,663	61,330
12/29/2005	586,147	-	0.082	12/29/2015	2,081,536	191,501
12/27/2006	-	-	-	-	4,083,333	375,667
Larry Morrison
7/17/2003	100,000	-	0.09	7/17/2013	-	-
12/30/2003	100,000	-	0.14	12/30/2013	-	-
3/28/2005	-	-	-	-	100,000	9,200
12/29/2005	26,795	-	0.082	12/29/2015	95,156	8,754
12/27/2006	-	-	-	-	1,000,000	92,000

(1)

We do not have any equity incentive plan awards.

(2)

Unvested common stock granted on March 28, 2005 vests equally on March 28, 2007 and March 28, 2008, common stock granted on December 29, 2005 vests on December 29, 2015, and common stock granted on December 27, 2006 vests on December 27, 2016.

(3)

Calculated using the OTCBB closing price of $0.092 per share of common stock on December 29, 2006.

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans. We do have a tax-qualified defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. All of our eligible full and part-time employees who meet certain age requirements may participate in this 401(k) plan. Participants may contribute between 1% and 15% of their pre-tax compensation. The 401(k) plan allows for us to make discretionary and matching contributions. We made no such contributions during 2006 or 2005.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

Our employment agreements with Michael Long and Louis Hoch each provide that upon termination of his employment with us due to death or disability, involuntary termination without cause, termination for good reason or default by us, termination due to non-renewal of the agreement, or change of control, he is entitled to deferred compensation. This deferred compensation shall be the amount which is calculated as the greater of the base salary payments that each would have received had his employment continued for the remaining term of the agreement (including yearly increases calculated at the maximum increase for the prior two years), or an amount equal to 2.95 times the higher annual compensation earned by him in the past two years. In addition to this compensation, each shall be entitled to all of the benefits otherwise provided in his agreement during that period of time which is the greater of the remaining term of the agreement, or one year, and an amount equal to the pro rata portion of his bonus compensation for the year in which his employment is terminated. In addition, all stock options and restricted stock granted to each executive become fully vested upon his termination for any of these reasons. Also, in consideration of the executive’s obligations for a period of two years after the termination of his employment under a non-competition clause in the employment agreement, he shall be paid an amount equal to 2 times the base salary paid to him in the year prior to the expiration of the agreement.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them in 2006.

Director Compensation Table

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($)(1) (c)	Option awards ($)(2) (d)	Non-equity deferred compensation earnings ($) (e)	Non-qualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)

Peter G. Kirby	-	36,000	-	-	-	-	36,000

(1)

At December 31, 2006, Dr. Kirby had outstanding 400,000 shares of unvested common stock granted on December 27, 2006 that vests on December 27, 2016 and 300,000 shares of unvested common stock granted on March 28, 2005 that vests one-third on March 28, 2006, March 28, 2007 and March 28, 2008.

(2)

At December 31, 2006, Dr. Kirby had outstanding options to purchase 618,000 shares of our common stock.

We do not have an agreement with our independent director, Peter G. Kirby, to compensate him for his service on our Board of Directors. Mr. Long and Mr. Hoch receive no compensation for serving on our Board of Directors due to their status as officers of the Company.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

A stockholder may recommend a nominee to become a Director by giving Michael R. Long, our Chief Executive Officer, a written notice mailed to 12500 San Pedro, Suite 120, San Antonio, Texas, 78216 and setting forth certain information, including: (1) the name, age, and business and residence addresses of the person intended to be nominated, (2) a representation that the nominating stockholder is in fact a holder of record of our Common Stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified, (3) a description of all  arrangements between the nominating stockholder, the nominee and other persons concerning the nomination, (4) any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, and (5) the nominee's written consent to serve, if elected. Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals.

Our 2008 Annual Meeting of Stockholders is currently scheduled for May 2008. Copies of our Bylaws are available upon written request made to Michael R. Long, our Chief Executive Officer, at 12500 San Pedro, Suite 120, San Antonio, Texas, 78216. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our Bylaws.

INDEPENDENT PUBLIC ACCOUNTANTS

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees Paid to the Independent Accountants

The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our principal accountant for the fiscal years ended December 31, 2006 and 2005 included in our Form 10-KSB, are set forth in the table below.

	2006	2005
Audit fees	$42,000	$41,500
Tax fees	2,750	1,500
Total fees	$44,750	$43,000

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees—These are fees for professional services billed for the audit of the consolidated financial statements included in our Form 10-KSB filings, the review of consolidated financial statements included in our Form 10-QSB filings, comfort letters, consents and assistance with and review of documents filed with the SEC. The fees in the 2006 column include amounts billed to us through the date of this Proxy Statement for the year ended December 31, 2006 and the fees in the 2005 column include amounts billed to us through the date of this Proxy Statement for the years ended December 31, 2005.

•

Tax Fees—These are fees for professional services rendered by our independent accountant for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to dispositions, and requests for rulings or technical advice from taxing authorities.

We may not engage our independent accountant to render any audit or non-audit service unless our Audit Committee approves the service in advance. All of the services performed by our independent accountant described above were approved in advance by our Audit Committee.

FINANCIAL STATEMENTS

The Company's audited financial statements for the fiscal year ended December 31, 2006 and Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated herein by reference to the Company's 2006 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission, which is being mailed to stockholders with this Proxy Statement.

PROPOSALS BY STOCKHOLDERS

In accordance with rules established by the Securities Exchange Commission, any stockholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the proxy statement and form of proxy for next year's Annual Meeting must be received by us no later than December 31, 2007. Proposals should be submitted to Michael R. Long, our Chief Executive Officer, at 12500 San Pedro, Suite 120, San Antonio, Texas 78216. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the Securities Exchange Commission and must be a proper subject for stockholder action under Nevada law. No shareholder proposals will be considered for the 2008 Annual Meeting after December 31, 2007.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not know of any business that will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders. If other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements including statements containing the words “believes,” “anticipates,” “expects,” “intends” and words of similar import.  These statements involve known and unknown risks and uncertainties that may cause our actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that we believe might cause such differences include: (1) concentration of our assets into one industry segment; (2) the nature of our business (as defined herein); (3) the impact of changing economic conditions; (4) the actions of competitors, including pricing and new product introductions; and (5) those specific risks that are discussed in the cautionary statements accompanying the forward-looking statements in this Proxy Statement and in the Risk Factors detailed in our filings with the Securities and Exchange Commission.  In assessing forward-looking statements contained herein, stockholders are urged to read carefully all cautionary statements contained in this Proxy Statement and in those other filings with the Securities and Exchange Commission.